SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

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                             FORM 8-A

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        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
             PURSUANT TO SECTION 12(b) OR (g) OF THE
                 SECURITIES EXCHANGE ACT OF 1934



                   OCWEN FINANCIAL CORPORATION
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      (Exact name of registrant as specified in its charter)




          Florida                                65-0039856
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(State of incorporation or           (I.R.S. Employer Identification No.)
      organization)





The Forum, 1675 Palm Beach Lakes Blvd., Suite 1000, West Palm Beach, FL   33401
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(Address of principal executive offices)                             (Zip code)



   Securities to be registered pursuant to Section 12(b) of the Act:

 Common Stock, par value $0.01 per share          New York Stock Exchange
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         (Title of class)                      (Name of exchange on
                                              which class is being registered)

   Securities to be registered pursuant to Section 12(g) of the Act:

                               none

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Item 1.   Description of Registrant's Securities to be Registered

          See "Description of Capital Stock" in the
   Prospectus related to the Common Stock offering included in Ocwen Financial Corporation's (the "Registrant" or the "Company") Registration Statement on Form S-1
   (File No. 333-5153) filed with the Commission on June 4,
   1996, as amended, which is hereby incorporated by reference.

Item 2.   Exhibits

The following exhibits have been or will be provided to the New York Stock Exchange in accordance with Instruction II to Item 2:

     1.0  Ocwen Financial Corporation Annual Report on Form
         10-K for the year ended December 31, 1996

     2.1  Ocwen Financial Corporation Quarterly Report on
          Form 10-Q for the three months ended March 31,
          1997

     2.2  Ocwen Financial Corporation Current Report on Form
          8-K dated May 1, 1997

     3.0  Ocwen Financial Corporation Proxy Statement dated
          May 2, 1997 for its Meeting of Stockholders held on May 27, 1997

     4.1  Amended and Restated Articles of Incorporation of
          Ocwen Financial Corporation

     4.2  Bylaws of Ocwen Financial Corporation

     5.0  Form of Common Stock Certificate of Ocwen
           Financial Corporation

     6.0  1996 Annual Report to Stockholders




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                            SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                            OCWEN FINANCIAL CORPORATION



Date:  July 25, 1997        By: /s/John R. Erbey
                              --------------------------------
                               John R. Erbey, Managing Director and Secretary



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